© 2017 Valley National Bank®. Member FDIC. Equal Opportunity Lender. All Rights Reserved. 2Q 2017 Investor Presentation EXHIBIT 99.1

Forward Looking Statements The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about new and existing programs and products, acquisitions, relationships, opportunities, taxation, technology, market conditions and economic expectations. These statements may be identified by such forward- looking terminology as “should,” “expect,” “believe,” “view,” “opportunity,” “allow,” “continues,” “reflects,” “typically,” “usually,” “anticipate,” or similar statements or variations of such terms. Such forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from such forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to: failure to obtain shareholder or regulatory approval for the merger of USAmeriBancorp, Inc. ("USAB") with Valley or to satisfy other conditions to the merger on the proposed terms and within the proposed timeframe; delays in closing the merger; the inability to realize expected cost savings and synergies from the merger of USAB with Valley in the amounts or in the timeframe anticipated; changes in the estimate of non-recurring charges; the diversion of management’s time on issues relating to the merger; costs or difficulties relating to integration matters might be greater than expected; material adverse changes in Valley’s or USAB’s operations or earnings; an increase or decrease in the stock price of Valley during the 30 day pricing period prior to the closing of the merger which could cause an adjustment to the exchange ratio or give either Valley or USAB the right to terminate the merger agreement under certain circumstances; the inability to retain USAB’s customers and employees; weakness or a decline in the economy, mainly in New Jersey, New York, Florida and Alabama, as well as an unexpected decline in commercial real estate values within our market areas; less than expected cost reductions and revenue enhancement from Valley's cost reduction plans including its earnings enhancement program called "LIFT"; damage verdicts or settlements or restrictions related to existing or potential litigations arising from claims of breach of fiduciary responsibility, negligence, fraud, contractual claims, environmental laws, patent or trade mark infringement, employment related claims, and other matters; the loss of or decrease in lower-cost funding sources within our deposit base may adversely impact our net interest income and net income; cyber attacks, computer viruses or other malware that may breach the security of our websites or other systems to obtain unauthorized access to confidential information, destroy data, disable or degrade service, or sabotage our systems; results of examinations by the OCC, the FRB, the CFPB and other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our allowance for credit losses, write-down assets, require us to reimburse customers, change the way we do business, or limit or eliminate certain other banking activities; changes in accounting policies or accounting standards, including the new authoritative accounting guidance (known as the current expected credit loss (CECL) model) which may increase the required level of our allowance for credit losses after adoption on January 1, 2020; higher or lower than expected income tax expense or tax rates, including increases or decreases resulting from changes in tax laws, regulations and case law; our inability to pay dividends at current levels, or at all, because of inadequate future earnings, regulatory restrictions or limitations, and changes in our capital requirements; higher than expected loan losses within one or more segments of our loan portfolio; unanticipated loan delinquencies, loss of collateral, decreased service revenues, and other potential negative effects on our business caused by severe weather or other external events; unexpected significant declines in the loan portfolio due to the lack of economic expansion, increased competition, large prepayments, changes in regulatory lending guidance or other factors; and the failure of other financial institutions with whom we have trading, clearing, counterparty and other financial relationship. A detailed discussion of factors that could affect our results is included in our SEC filings, including the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2016 and Quarterly Report on form 10-Q for the period ended June 30, 2017. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in our expectations. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. 2

3 Additional Information and Where to Find It This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed merger, Valley intends to file a joint proxy statement/prospectus with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the registration statement (when available) and other documents filed by Valley with the Commission at the Commission’s web site at www.sec.gov. These documents may be accessed and downloaded for free at Valley’s web site at http://www.valleynationalbank.com/filings.html or by directing a request to Dianne M. Grenz, Executive Vice President, Valley National Bancorp, at 1455 Valley Road, Wayne, New Jersey 07470, telephone (973) 305-3380. Participants in the Solicitation This communication is not a solicitation of a proxy from any security holder of Valley or USAB. However, Valley, USAB, their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from USAB’s shareholders in respect of the proposed transaction. Information regarding the directors and executive officers of Valley may be found in its definitive proxy statement relating to its 2017 Annual Meeting of Shareholders, which was filed with the Commission on March 17, 2017 and can be obtained free of charge from Valley’s website. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Valley National Bancorp 2Q 2017 Earnings Highlights 4

Net Income Q2 2017: $50.1 MM Q2 2016: $39.0 MM Diluted Earnings Per Share Q2 2017: $0.18 Q2 2016: $0.15 Net Interest Margin Q2 2017: 3.20% Q2 2016: 3.14% Return on Avg Assets Q2 2017: 0.86% Q2 2016: 0.72% Operating Efficiency Ratio1 Q2 2017: 57.5% Q2 2016: 63.8% Valley National Bancorp • 2Q 2017 Highlights – Continued Earnings Improvement • Project LIFT Results – Earnings Enhancement Program • Announced Merger – USAmeriBancorp, Inc. Key Metrics 1Refer to the appendix regarding the calculation for certain non-GAAP financial measures 5

6 Financial Highlights Margin Improvement 2Q 2017 Highlights 3.14 3.20 3.10 3.15 3.20 Q2 2016 Q2 2017 Year over Year Loan Growth1 New Loan Originations2 • Yield on interest earning assets up 6 bps compared to the same period one year ago • New volume loan yield up 55 bps to approximately 4.03% compared to the same quarter one year ago • Deposits contracted 2.3% year-to-date and funding costs have modestly increased 4% 15% 15% 7% Commercial & Industrial CRE Construction Total Loans +6 bps 1,296 1,076 1,464 979 929 3.48% 3.40% 3.51% 3.75% 4.03% 0 500 1,000 1,500 2,000 2,500 2.00% 2.50% 3.00% 3.50% 4.00% Q2 2016 Q3 2016 Q4 2016 Q1 2017 Q2 2017 Loan Volume Loan Yield (LHS) 1Loan growth is the change from June 30, 2016 to June 30, 2017, excludes loans held for sale 2Includes participations and sold loans m illio n s

Operating Efficiency Efficiency Ratio 2Q 2017 Highlights • Operating Efficiency Ratio – Improved to 57.5% for the quarter compared to 63.8% in the same quarter one year ago1 • Net Interest Income – Increased $17.5 million year over year • Non-Interest Income – Increased $0.4 million year over year • Non-Interest Expense – Declined $0.6 million year over year 1Refer to the appendix regarding the calculation for certain non-GAAP financial measures 7 63.8 57.5 -0.3 -6.0 50 52 54 56 58 60 62 64 66 2Q 2016 Cost Saves Revnue Enhancements 2Q 2017 Percent

Credit Quality 2Q 2017 Highlights • Past Due & Non Accrual Loans – Decreased 14 basis points linked quarter to 0.47% of total loans • Non-Performing Assets – Remained steady at 0.23% of total assets • Provision vs. Net Charge-offs – $3.6 million Provision for Credit Losses compared to $2.7 million in Net charge-offs • Taxi Medallion Portfolio – Similar to Peers, NYC medallions are valued under $400k YTD 2017 Net Charge-Offs1 0 .0 0% 0 .0 4% 0 .0 0% 0 .0 1% 0 .0 5% 0 .0 3% 0 .5 1% 0 .0 3% 1 .1 3% 0 .4 5% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% CRE C&I 1-4 Family Consumer Total Loans VLY $10B - $50B Peers 1.22% 0.23% 2013 2014 2015 2016 2017 Non-Performing Assets to Total Assets 1Peer group includes commercial and savings banks between $10 billion and $50 billion in assets at December 31, 2016. Figures are YTD 2017 as of July 24, 2017 from SNL 8

Valley National Bancorp 2020 Vision 9

Strategic Focus to Achieve 2020 Vision 10 66.0% 61.1% 59.5% < 55% 2015 2016 2017 YTD Long-Term Goal Efficiency Ratio2 13% 14% 13% 15% - 20% 2015 2016 2017 YTD Long-Term Goal Non-Int Income / Net Interest Income plus Total Non-Int Income 13% 7% 6% 8% - 10% 2015 2016 2017 Annualized Long-Term Goal Loan Growth Exclusive of Whole Bank Acquisitions1 1For 2015 and 2016, loan growth is the change in average loans for the year ended for the period indicated compared to the average loans for the prior year ended; for 2017, loan growth is the change in average loans for the six months ended compared to the average loans for 2016 year ended 2Refer to the appendix regarding the calculation for certain non-GAAP financial measures Enhance Non-Interest Revenue Growth Improve Operating Efficiency Improve Earnings Performance Improve Operating Efficiency

Enhance Non-Interest Revenue Residential Mortgage 11 Deliver Sustained Performance in Challenging Interest Rate Environments Creating a Sustainable Gain on Sale Model Refinance 91% Purchase 9% 2011 - 2016 Originations Refinance 38% Purchase 62% Q2 2017 Originations • Valley Trust • Hallmark Capital Management • Commercial Purpose Premium Finance Other Initiatives

Expand Customer Base • NJ / NY Market Strategy – Increase Market Share via Expansion of Current Products • C&I Lending • Residential Mortgage Purchase Product • Florida Market Strategy – Organic Growth Opportunities • 3.0% Real GPD Growth in 2016 (1.8x Greater NYC1) – Opportunistic Acquisitions • Gain Scale in Key Geographic Markets 12 Leveraging Current Infrastructure Across All Three States to Drive Growth NJ/NY 87% FL 13% Loans NJ/NY 85% FL 15% Deposits 1Greater NYC represents NY-NJ-PA MSA, Source U.S. Bureau of Economic Analysis

Improve Operating Efficiency 13 6 7% 6 6% 6 7% 6 4% 6 5% 6 4% 6 0% 5 6% 6 2% 5 7 % Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 2015 2015 2015 2015 2016 2016 2016 2016 2017 2017 2017 2017 2018 2018 2018 2018 2019 2019 Branch Rationalization $19.5MM Operating Efficiency Ratio1 Project LIFT 1Refer to the appendix regarding the calculation for certain non-GAAP financial measures

Compensation 69% IT Contracts 20% Occupancy 4% Other 7% Project LIFT: Impact 14 1Recurring annual pre-tax savings after 2Q 2019, net of severance, consulting fees and implementation expenses $22MM Recurring Annual Pre-Tax Impact1 $19MM Expense Reduction Fee Income 75% $3MM Revenue Enhancement $475 $480 $488 $491 +$4 ($17) ($19) 450 460 470 480 490 500 2016 2017 2018 2019 Non-Interest Expense Projections Consensus Lift Impact m ill ion s Actual Interest Income 25%

Overview of USAmeriBancorp, Inc.

Company Overview




- Founded in 2007
- Headquartered in Clearwater, FL
- Acquired Alexander City, AL-based Aliant Financial Corporation in 2011

Management Team

Name	Title
Joseph V. Chillura	President & CEO
Alfred T. Rogers, Jr.	Executive VP and Chief Lending Officer
Amanda J. Stevens	Executive VP & CFO

Financial Highlights ($ in Millions)

		2016Y	2017Q2
Income Statement	Net Interest Income	$126.0	$35.5
	Non Interest Income	14.3	5.2
	Provision	6.0	(0.0)
	Non Interest Expenses	75.9	21.2
	Net Income	43.4	12.7
Profitability	ROAA (%)	1.12%	1.19%
	ROACE (%)	14.37	15.19
	Net Interest Margin (%)	3.53	3.60
	Efficiency Ratio (%)	54.1	52.2
Balance Sheet	Total Assets	$4,153.3	$4,382.9
	Gross Loans	3,373.6	3,585.7
	Total Deposits	3,478.0	3,530.0
	Total Equity	319.7	345.2
Capital Ratios	TCE / TA (%) (1)	7.2%	7.4%
	Loans/ Deposits (%)	97	102
	Leverage Ratio (%)	8.0	8.1
	Tier 1 Ratio (%)	9.0	9.1
	Total Capital Ratio (%)	11.7	12.1

Loans[2]


Commercial & Industrial 18%
Consumer & Other 2%
Construction 12%
Residential R.E. 14%
Commercial R.E. 54%

Deposits[2]


Jumbo Time 23%
Non-Interest Demand 25%
Retail Time 6%
Savings, MMA & Other Checking 46%

USAB Deposit Franchise[3]

MSA	Market Rank	Market Share (%)	No. of Branches	Deposits ($mm)
Tampa-St. Petersburg-Clearwater, FL	8	3.4%	14	$2,114
Montgomery, AL	7	5.7	6	441
Birmingham-Hoover, AL	14	0.9	5	321
Alexander City, AL	1	52.7	3	289
Auburn-Opelika, AL	13	1.9	1	47
Total:			29	$3,211

[1]Refer to the appendix regarding the calculation for certain non-GAAP financial measures; [2]As of June 30, 2017; [3]Per SNL Financial, as of June 30, 2016

15

Pro-Forma Impact Financial Summary 16 Note: Pro-forma impacts presented inclusive of preferred stock capital raise of approximately $75 million; actual preferred stock capital raise was $100 million Note: Assumes pricing based on VLY closing price of $12.40 as of 7/25/2017 1Estimated financial impact is presented solely for illustrative purposes using mean analyst estimates. Includes purchase accounting marks and cost savings, as well as approximately $75 million preferred stock capital raise 2See Non-GAAP disclosures in appendix Key Transaction Impacts to VLY (1) 2018E EPS Accretion ~3% 2019E EPS Accretion ~6% Initial Tangible Book Value Dilution 5.5% Tangible Book Value Earnback Period 4.7 years As of June 30, 2017 Proforma (1) VLY USAB As of and for the year ended December 31, 2017 Balance Sheet (S in Millions) Total Assets $23,449 $4,383 $29,046 Gross Loans HFI 17,711 3,586 21,766 Deposits 17,250 3,530 21,286 Tangible Common Equity (2) 1,578 323 1,910 Capital Ratios TCE/TA (2) 6.9% 7.4% 6.9% Leverage Ratio 7.7% 8.1% 7.9% Common Equity Tier I Ratio 9.2% 8.4% 9.0% Tier I Ratio 9.8% 9.1% 10.0% Total Risk-based Capital Ratio 12.0% 12.1% 12.2% Loan Concentration Ratios C&D / Tier 1 + ALLL 47% 108% 58% CRE / Total Risk-based Capital 433% 367% 417%

Valley National Bancorp Appendix 17

Valley National Bancorp 1Data as of September 7, 2017 Since the Bank was founded in 1927, Valley has never produced a losing quarter • Customer centric culture with experienced commercial lenders • Superior credit quality • Measured growth strategies • Seasoned management team • Operations in three (3) of the most heavily populated states • Concentrated in affluent geographic markets • Balanced institutional and retail stock ownership • More than 288 institutional holders or 64% of all shares1 • Long-term investment approach • Focus on cash dividends • Large insider stock ownership including family members, retired employees and retired directors Shareholder Focus Demographic Focus Core Focus

New York & New Jersey Franchise 178 Branches Loans Deposits 16 Counties Core Demographic Overview NJ Core Market1 New York City2 Long Island U.S.A. Avg. Pop. / Sq. Mile 6,079 40,520 3,147 91 Avg. Household Income $103,362 $91,385 $120,590 $77,135 Avg. Deposits / Branch $120,448 $741,283 $137,345 $113,614 VLY Deposits $8.8 billion $2.3 billion $1.1 billion $16.4 billion VLY Deposit Market Share 6.34% 0.21% 0.92% 0.15% 1NJ Core Market includes Passaic, Morris, Hudson, Essex and Bergen Counties 2New York City includes Brooklyn, Queens and Manhattan; Demographic and deposit data for 2016 NY & NJ 87% NY & NJ 85%

Florida Franchise FL 13% Loans FL 15% Deposits 31 Branches 14 Counties Core Demographic Overview Central Tampa1 Central Orlando2 Southeast3 Florida Avg. Pop. / Sq. Mile 2,219 1,101 1,308 379 Avg. Household Income $69,745 $65,894 $72,350 $67,858 Avg. Deposits / Branch $115,137 $93,911 $146,160 $94,918 VLY Deposits $0.1 billion $0.5 billion $1.4 billion $2.5 billion VLY Deposit Market Share 0.17% 1.10% 0.62% 0.50% 1Central Tampa includes Pinellas & Hillsborough Counties 2Central Orlando includes Orange, Brevard & Indian River Counties 3Southeast includes Palm Beach, Broward & Miami-Dade Counties; Demographic and deposit data for 2016

Non-GAAP Disclosure Reconciliations

Calculation for operating efficiency ratio

($, thousands)	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
						Three Months Ended						
Total non-interest expense	119,239	120,952	124,829	113,268	119,803	118,225	174,893	108,652	107,412	108,118	121,267	91,536
Less: Amortization of tax credit investment	7,732	5,324	13,384	6,450	7,646	7,264	13,081	5,224	4,511	4,496	10,048	4,630
Less: Loss on extinquishment of debt							51,129				10,132	
Total non-interest expense, adjusted	111,507	115,628	111,445	106,818	112,157	110,961	110,683	103,428	102,901	103,622	101,087	86,906
Net interest income	168,960	162,529	164,395	154,146	151,455	148,153	148,046	133,960	136,177	132,086	128,646	114,668
Total non-interest income	24,690	25,059	32,660	24,853	24,264	21,448	24,038	20,919	20,200	18,645	29,563	14,781
Total net interest income and non-interest income	193,650	187,588	197,055	178,999	175,719	169,601	172,084	154,879	156,377	150,731	158,209	129,449
Less: Change in FDIC loss-share receivable	-452	-229	-419	-313	1	-560	54	-55	595	-3,920	-9,182	-3,823
Total net interest income and non-interest income, adjusted	194,102	187,817	197,474	179,312	175,718	170,161	172,030	154,934	155,782	154,651	167,391	133,272
Efficiency ratio	**61.57%**	**64.48%**	**63.35%**	**63.28%**	**68.18%**	**69.71%**	**101.63%**	**70.15%**	**68.69%**	**71.73%**	**76.65%**	**70.71%**
Efficiency ratio, adjusted	**57.45%**	**61.56%**	**56.44%**	**59.57%**	**63.83%**	**65.21%**	**64.34%**	**66.76%**	**66.05%**	**67.00%**	**60.39%**	**65.21%**

21

Non-GAAP Disclosure Reconciliations Six Months Ended Years Ended ($, thousands) June 30, December 31, December 31, 2017 2016 2015 Total non-interest expense 240,191 476,125 499,075 Less: Amortization of tax credit investment 13,056 34,744 27,312 Less: Loss on extinguishment of debt 51,129 Total non-interest expense, adjusted 227,135 441,381 420,634 Net interest income 331,489 618,149 550,269 Total non-interest income 49,749 103,225 83,802 Total net interest income and non-interest income 381,238 721,374 634,071 Less: Change in FDIC loss-share receivable -681 -1,291 -3,326 Total net interest income and non-interest income, adjusted 381,919 722,665 637,397 Efficiency ratio 63.00% 66.00% 78.71% Efficiency ratio, adjusted 59.47% 61.08% 65.99% 22 Calculation for operating efficiency ratio (continued)

23 As of ($, millions) December 31, 2015 December 31, 2016 June 30, 2017 Total Assets 3,632 4,153 4,383 Less: Goodwill & Other Intangibles 13 13 12 Total Tangible Assets (TA) 3,619 4,141 4,371 Total Common Equity 270 310 335 Less: Goodwill & Other Intangibles 13 13 12 Total Tangible Common Equity (TCE) 257 297 323 TCE / TA (%) 7.1 7.2 7.4 1Pro Forma includes estimated purchase accounting adjustments Financial measures for USAmeriBank Non-GAAP Disclosure Reconciliations

24 As of ($, millions) June 30, 2017 December 31, 2017 VLY USAB Pro-Forma1 Total Assets 23,449 4,383 29,046 Less: Goodwill & Other Intangibles 734 12 1,235 Total Tangible Assets (TA) 22,715 4,371 27,811 Total Common Equity 2,312 335 3,145 Less: Goodwill & Other Intangibles 734 12 1,235 Total Tangible Common Equity (TCE) 1,578 323 1,910 TCE / TA (%) 6.9 7.4 6.9 1Pro Forma includes estimated purchase accounting adjustments Financial measures for Valley National Bank and USAmeriBank Non-GAAP Disclosure Reconciliations

For More Information Log onto our web site: www.valleynationalbank.com E-mail requests to: tzarkadas@valleynationalbank.com Call Shareholder Relations at: (973) 305-3380 Write to: Valley National Bank 1455 Valley Road Wayne, New Jersey 07470 Attn: Tina Zarkadas, Shareholder Relations Specialist Log onto our website above or www.sec.gov to obtain free copies of documents filed by Valley with the SEC 25